THIRD AMENDMENT AND WAIVER TO LOAN AGREEMENT

         Third Amendment and Waiver entered into as of May 22, 2000 between INTEGRAMED AMERICA, INC. (the "Borrower") and FLEET BANK, NATIONAL ASSOCIATION (the "Bank").

         WHEREAS, the Borrower and the Bank are parties to a Loan Agreement dated as of September 11, 1998 and such Loan Agreement was amended by a First Amendment thereto dated as of September 25, 1998 and a Second Amendment thereto dated as of November 2, 1999 (as so amended, the "Agreement"); and

         WHEREAS, the Borrower has requested that the Bank amend and waive, and the Bank has agreed to amend and waive, certain provisions of the Agreement subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

         2.       The Agreement is hereby amended as follows:

                  (a) A new definition of "Consolidated Tangible Net Worth" shall be added to Section 1.1 in its correct place alphabetically and shall read in its entirety as follows:

                           "Consolidated  Tangible  Net Worth" shall mean at any
                  date of determination, the sum of capital surplus, earned surplus (or accumulated deficit), the par value of each class of capital stock multiplied by the number of outstanding shares of such class of capital stock and additional paid-in capital of the Borrower and its subsidiaries on a Consolidated basis.

                  (b) The definition of "Permitted Stock Repurchase" contained in Section 1.1 is amended to read in its entirety as follows:

                           "Permitted   Stock   Repurchase"   shall   mean   the
                  Borrower's repurchase, for cash consideration, of certain of its outstanding Capital Stock, which Capital Stock, after such repurchase, shall become treasury stock of the Borrower; provided, that the total cash consideration for all such repurchases (regardless of when the same occurred) in the aggregate shall not exceed $6,000,000.


                  (c) Section 6.2 is amended to read in its entirety as follows:

                           6.2 "Consolidated  Effective Net Worth.  Maintain (i)
                  as at the last day of each fiscal quarter ending on or subsequent to December 31, 1999, Consolidated Effective Net Worth in an amount not less than $28,750,000, plus 50% of the Consolidated Adjusted Net Income of the Borrower and its Subsidiaries, on a cumulative basis for each fiscal quarter ending on or after March 31, 2000 (provided, that, notwithstanding the definition of Adjusted Net Income, there shall not be any reduction for any net loss), plus 80% of the net proceeds, on a cumulative basis, received by the Borrower in connection with any issuance of securities (whether for cash or otherwise) by the Borrower during the fiscal quarter then ending, minus the aggregate cash consideration actually paid by the Borrower in connection with any Permitted Stock Repurchase.

                  (d) A new Section 6.4 is amended to read in its entirety as follows:

                           6.4  Maintain  as at  the  last  day of  each  fiscal
                  quarter a ratio of total Consolidated liabilities to Consolidated Tangible Net Worth in a proportion not more than
                  2.5 to 1.0 (total consolidated liabilities to be determined in accordance with GAAP).

         3. Section 6.2 of the Agreement provides that the Borrower maintain as at the last day of each fiscal quarter a minimum Consolidated Effective Net Worth and as at December 31, 1999 and March 31, 2000 Consolidated Effective Net Worth was less than the required amount. The Bank hereby agrees to waive compliance with such Section 6.2 for the periods ending December 31, 1999 and March 31, 2000 for that purpose and for those periods only.

         4.       The Borrower hereby represents and warrants to the Bank that:

                  (a) Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

                  (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

         5. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

         6. The amendments and waiver set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Third Amendment and Waiver.

         7. This Third Amendment shall be effective as of the date first above written; provided that (i) the Bank shall have received counterparts of this Third Amendment duly signed by the Borrower and (ii) the Borrower shall have paid an Administrative Fee to the Bank in the amount of $16,000.

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment and Waiver to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                           IntegraMed America, Inc.

                                           By:      /s/John Hlywak, Jr.
                                                    --------------------------
                                           Name:    John Hlywak, Jr.
                                           Title:   Sr. Vice President and CFO

                                           FLEET BANK, NATIONAL ASSOCIATION

                                           By:     /s/Thomas G. Carley
                                                   ---------------------------
                                           Name:    Thomas G. Carley
                                           Title:   President